Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	Investor Contacts:
	Tom Joyce	Steve McGarry
	703/984-5610	703/984-6746
	Martha Holler	Joe Fisher
	703/984-5178	703/984-5755
SALLIE MAE REPORTS STRONG SECOND-QUARTER RESULTS
•	Fee Income Up 23 Percent

•	Total Managed Loan Portfolio Exceeds $130 Billion
RESTON, Va., July 20, 2006 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported second-quarter 2006 earnings and performance results that include $3.2 billion in preferred-channel loan originations, a 14-percent increase from the year-ago quarter’s $2.8 billion.
     The company’s internal lending brands originated $1.8 billion in loans during the 2006 second quarter. This represented 55 percent of all preferred-channel originations issued during the period. Preferred-channel loan originations include loans originated by the company’s internal lending brands and external lending partners.
     “Our internal brand growth remains strong, and our pipeline of new school clients signals a terrific start to the new academic year,” said Tim Fitzpatrick, chief executive officer. “Our fee-based businesses are also performing well. We delivered a solid quarter for our shareholders while continuing to provide increased access to higher education.”
     During the second-quarter 2006, private education loan originations, a segment of preferred-channel originations, grew 32 percent from the year-ago quarter to $1.1 billion, and included more than $124 million of direct-to-consumer loans.
     Year-to-date 2006, the company has originated $10.8 billion through its preferred channel, up 13 percent from the same period last year. Preferred-channel originations in the first half of 2006 include $5.3 billion originated through internal brands and $3.3 billion of private education loan originations.
     At the end of the second-quarter 2006, the company’s total managed student loan portfolio was $130.1 billion, a 12-percent increase from the end of the 2005 second quarter.
     Sallie Mae reports financial results on a GAAP basis and also presents certain “core earnings” performance measures on a basis that differs from GAAP. The company’s management, equity investors, credit rating agencies and debt capital providers use these “core earnings” measures to monitor the company’s business performance.

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

     Sallie Mae reported second-quarter 2006 GAAP net income of $724 million, or $1.61 per diluted share, compared to $297 million, or $.66 per diluted share, in the year-ago period. Included in these GAAP results are pre-tax gains on derivative and hedging activities of $123 million in the second quarter 2006, compared to a pre-tax loss of $(106) million in the year-ago quarter, and an increase of $409 million in gains on student loan securitizations.
     “Core earnings” net income for the second quarter 2006 was $320 million, or $.72 per diluted share, up from $279 million, or $.62 per diluted share, in the year-ago quarter. These results include a non-recurring special allowance payment accrued during the second-quarter 2006. The company began expensing stock-based compensation in 2006. Recognizing stock-based compensation expense in both the current and year-ago periods and eliminating the one-time special allowance payment, “core earnings” per diluted share were $.70 in the 2006 second quarter, up from $.60 in the same quarter in 2005, a 17-percent increase.
     For the first half of 2006, “core earnings” net income was $607 million, compared to $535 million in the first half of 2005.
     “Core earnings” net interest income was $602 million for the quarter, a 17-percent increase from the year-ago quarter’s $516 million. “Core earnings” other income, which consists primarily of fees earned from guarantor servicing and collection activity, was $266 million for the 2006 second quarter, up 23 percent from $216 million in the year-ago quarter. “Core earnings” operating expenses were $299 million in the second-quarter 2006, compared to $271 million in the same quarter last year.
     Both a description of the “core earnings” treatment and a full reconciliation to the GAAP income statement can be found at: http://www2.salliemae.com/investors/stockholderinfo/earningsinfo, click on the Second Quarter 2006 Supplemental Earnings Disclosure.
     Total equity for the company at June 30, 2006, was $4.4 billion, up from $3.7 billion a year ago. The company’s tangible capital at June 30, 2006, was 2.19 percent of managed assets, compared to 2.03 percent at the same time last year.
     The company will host its regular earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number today, July 20, 2006, starting at 11:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, July 20, at 3:30 p.m. EDT and concluding at 11:59 p.m. EDT on Thursday, July 27. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 2203336. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30-45 minutes after the live broadcast.
***
This press release contains “forward-looking statements” including expectations as to future market share, the success of preferred channel originations and future results. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission.
***
SLM Corporation (NYSE: SLM ), commonly known as Sallie Mae, is the nation’s leading provider of education funding, managing more than $130 billion in student loans and serving 10 million customers. Sallie Mae was originally created in 1972 as a government-sponsored entity (GSE) and terminated its ties to the federal government in 2004. The company remains the country’s largest originator of federally insured student loans. Through its specialized subsidiaries and divisions, Sallie Mae also provides debt management services as well as business and technical products to a range of business clients, including colleges, universities and loan guarantors. More information is available at www.salliemae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

SLM CORPORATION

Supplemental Earnings Disclosure

June 30, 2006

(Dollars in millions, except earnings per share)

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis
Net income	$724	$152	$297	$875	$520
Diluted earnings per common share(1)	$1.61	$.34	$.66	$1.96	$1.15
Return on assets	3.20%	.68%	1.55%	1.94%	1.37%
“Core Earnings” Basis(2)
“Core Earnings” net income	$320	$287	$279	$607	$535
“Core Earnings” diluted earnings per common share(1)	$.72	$.65	$.62	$1.37	$1.18
“Core Earnings” return on assets	.90%	.85%	.90%	.88%	.88%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$80,724	$82,850	$70,580	$81,781	$69,129
Average off-balance sheet student loans	47,716	42,069	43,791	44,909	42,846

Average Managed student loans	$128,440	$124,919	$114,371	$126,690	$111,975

Ending on-balance sheet student loans, net	$82,279	$81,645	$72,831
Ending off-balance sheet student loans, net	47,865	45,225	43,669

Ending Managed student loans, net	$130,144	$126,870	$116,500

Ending Managed FFELP Stafford and Other Student Loans, net	$41,926	$42,340	$47,126
Ending Managed Consolidation Loans, net	69,195	66,662	55,875
Ending Managed Private Education Loans, net	19,023	17,868	13,499

Ending Managed student loans, net	$130,144	$126,870	$116,500

(1)	In December 2004, the Company adopted the Emerging Issues Task Force (“EITF”) Issue No. 04-8, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share,” as it relates to the Company’s $2 billion in contingently convertible debt instruments (“Co-Cos”) issued in May 2003. EITF No. 04-8 requires the shares underlying Co-Cos to be included in diluted earnings per common share computations regardless of whether the market price trigger or the conversion price has been met, using the “if-converted” method. The impact of Co-Cos due to the application of EITF No. 04-8 was to decrease diluted earnings per common share by the following amounts:

	Quarters ended				Six months ended
	June 30,	March 31,		June 30,	June 30,	June 30,
	2006	2006		2005	2006	2005
	(unaudited)	(unaudited)		(unaudited)	(unaudited)	(unaudited)

Impact of Co-Cos on GAAP diluted earnings per common share	$(.08)	$—	(A)	$(.02)	$(.07)	$(.04)
Impact of Co-Cos on “Core Earnings” diluted earnings per common share	$(.01)	$(.01)		$(.02)	$(.02)	$(.04)

(A)	There is no impact on diluted earnings per common share because the effect of the assumed conversion is antidilutive.

(2)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	June 30,	March 31,	June 30,
	2006	2006	2005
	(unaudited)	(unaudited)	(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $6,890; $5,547; and $0, respectively)	$21,390,845	$18,882,890	$22,092,672
Consolidation Loans (net of allowance for losses of $10,090; $9,983; and $5,313, respectively)	54,054,932	53,450,647	44,640,737
Private Education Loans (net of allowance for losses of $251,582; $232,147; and $228,205, respectively)	6,832,843	9,311,164	6,097,102
Other loans (net of allowance for losses of $15,190; $15,081; and $12,764, respectively)	1,050,632	1,114,200	962,017
Cash and investments	6,204,462	4,349,669	3,637,936
Restricted cash and investments	3,489,542	3,065,148	2,422,714
Retained Interest in off-balance sheet securitized loans	3,151,855	2,487,117	2,631,308
Goodwill and acquired intangible assets, net	1,080,703	1,091,301	1,003,427
Other assets	4,650,851	4,013,450	3,270,831

Total assets	$101,906,665	$97,765,586	$86,758,744

Liabilities
Short-term borrowings	$3,801,266	$3,362,548	$4,679,612
Long-term borrowings	90,506,785	87,083,110	75,017,121
Other liabilities	3,229,477	3,555,318	3,336,943

Total liabilities	97,537,528	94,000,976	83,033,676

Commitments and contingencies

Minority interest in subsidiaries	9,369	9,682	73,330

Stockholders’ equity
Preferred stock, par value $.20 per share, 20,000 shares authorized; Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share; Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	565,000	565,000	565,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 430,753; 429,329; and 486,706 shares, respectively, issued	86,151	85,866	97,341
Additional paid-in capital	2,440,565	2,364,252	2,035,676
Accumulated other comprehensive income, net of tax	370,204	328,496	473,121
Retained earnings	1,775,948	1,163,570	2,862,730

Stockholders’ equity before treasury stock	5,237,868	4,507,184	6,033,868
Common stock held in treasury at cost: 19,078; 16,599; and 66,532 shares, respectively	878,100	752,256	2,382,130

Total stockholders’ equity	4,359,768	3,754,928	3,651,738

Total liabilities and stockholders’ equity	$101,906,665	$97,765,586	$86,758,744

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2006	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$337,090	$298,500	$238,510	$635,590	$429,243
Consolidation Loans	841,591	821,335	554,429	1,662,926	1,062,850
Private Education Loans	233,696	241,353	126,809	475,049	256,425
Other loans	23,541	23,307	20,046	46,848	40,199
Cash and investments	124,954	95,810	54,245	220,764	116,294

Total interest income	1,560,872	1,480,305	994,039	3,041,177	1,905,011
Interest expense	1,204,067	1,092,784	664,251	2,296,851	1,228,463

Net interest income	356,805	387,521	329,788	744,326	676,548
Less: provisions for losses	67,396	60,319	78,948	127,715	125,471

Net interest income after provisions for losses	289,409	327,202	250,840	616,611	551,077

Other income:
Gains on student loan securitizations	671,262	30,023	262,001	701,285	311,895
Servicing and securitization revenue	82,842	98,931	149,931	181,773	292,892
Gains (losses) on derivative and hedging activities, net	122,719	(86,739)	(105,940)	35,980	(140,191)
Guarantor servicing fees	33,256	26,907	25,686	60,163	58,226
Debt management fees	90,161	91,612	82,589	181,773	168,341
Collections revenue	67,357	56,681	41,881	124,038	76,764
Other	66,557	68,428	55,748	134,985	118,067

Total other income	1,134,154	285,843	511,896	1,419,997	885,994
Operating expenses	316,602	323,309	287,413	639,911	549,704

Income before income taxes and minority interest in net earnings of subsidiaries	1,106,961	289,736	475,323	1,396,697	887,367
Income taxes	381,828	137,045	176,573	518,873	363,039

Income before minority interest in net earnings of subsidiaries	725,133	152,691	298,750	877,824	524,328
Minority interest in net earnings of subsidiaries	1,355	1,090	2,235	2,445	4,429

Net income	723,778	151,601	296,515	875,379	519,899
Preferred stock dividends	8,787	8,301	3,908	17,088	6,783

Net income attributable to common stock	$714,991	$143,300	$292,607	$858,291	$513,116

Basic earnings per common share	$1.74	$.35	$.70	$2.08	$1.22

Average common shares outstanding	410,957	412,675	419,497	411,811	420,206

Diluted earnings per common share	$1.61	$.34	$.66	$1.96	$1.15

Average common and common equivalent shares outstanding	454,314	422,974	461,900	453,803	462,454

Dividends per common share	$.25	$.22	$.22	$.47	$.41

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income

(In thousands)

	Quarter ended June 30, 2006
			Corporate	Total ‘‘Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$718,909	$—	$—	$718,909	$(381,819)	$337,090
Consolidation Loans	1,114,355	—	—	1,114,355	(272,764)	841,591
Private Education Loans	485,429	—	—	485,429	(251,733)	233,696
Other loans	23,541	—	—	23,541	—	23,541
Cash and investments	169,877	—	659	170,536	(45,582)	124,954

Total interest income	2,512,111	—	659	2,512,770	(951,898)	1,560,872
Total interest expense	1,903,523	5,466	1,345	1,910,334	(706,267)	1,204,067

Net interest income	608,588	(5,466)	(686)	602,436	(245,631)	356,805
Less: provisions for losses	60,009	—	(32)	59,977	7,419	67,396

Net interest income after provisions for losses	548,579	(5,466)	(654)	542,459	(253,050)	289,409
Fee income	—	90,161	33,256	123,417	—	123,417
Collections revenue	—	67,213	—	67,213	144	67,357
Other income	50,771	—	24,338	75,109	868,271	943,380
Operating expenses(1)	163,162	85,110	50,235	298,507	18,095	316,602

Income before income taxes and minority interest in net earnings of subsidiaries	436,188	66,798	6,705	509,691	597,270	1,106,961
Income tax expense(2)	161,391	24,715	2,480	188,586	193,242	381,828
Minority interest in net earnings of subsidiaries	—	1,355	—	1,355	—	1,355

Net income	$274,797	$40,728	$4,225	$319,750	$404,028	$723,778

(1)	Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $8 million, $2 million, and $4 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended March 31, 2006
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
			(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$649,751	$—	$—	$649,751	$(351,251)	$298,500
Consolidation Loans	1,027,962	—	—	1,027,962	(206,627)	821,335
Private Education Loans	428,760	—	—	428,760	(187,407)	241,353
Other loans	23,307	—	—	23,307	—	23,307
Cash and investments	130,461	—	1,323	131,784	(35,974)	95,810

Total interest income	2,260,241	—	1,323	2,261,564	(781,259)	1,480,305
Total interest expense	1,659,372	5,156	1,278	1,665,806	(573,022)	1,092,784

Net interest income	600,869	(5,156)	45	595,758	(208,237)	387,521
Less: provisions for losses	74,820	—	19	74,839	(14,520)	60,319

Net interest income after provisions for losses	526,049	(5,156)	26	520,919	(193,717)	327,202
Fee income	—	91,612	26,907	118,519	—	118,519
Collections revenue	—	56,540	—	56,540	141	56,681
Other income	40,572	—	30,009	70,581	40,062	110,643
Operating expenses(1)	161,438	89,513	58,512	309,463	13,846	323,309

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	405,183	53,483	(1,570)	457,096	(167,360)	289,736
Income tax expense (benefit)(2)	149,917	19,789	(581)	169,125	(32,080)	137,045
Minority interest in net earnings of subsidiaries	—	1,090	—	1,090	—	1,090

Net income (loss)	$255,266	$32,604	$(989)	$286,881	$(135,280)	$151,601

(1)	Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $10 million, $3 million, and $5 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended June 30, 2005
			Corporate	Total “Core		Total
	Lending(2)	DMO(2)	and Other(2)	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$582,344	$—	$—	$582,344	$(343,834)	$238,510
Consolidation Loans	666,417	—	—	666,417	(111,988)	554,429
Private Education Loans	246,948	—	—	246,948	(120,139)	126,809
Other loans	20,046	—	—	20,046	—	20,046
Cash and investments	77,660	—	859	78,519	(24,274)	54,245

Total interest income	1,593,415	—	859	1,594,274	(600,235)	994,039
Total interest expense	1,073,010	3,888	1,361	1,078,259	(414,008)	664,251

Net interest income	520,405	(3,888)	(502)	516,015	(186,227)	329,788
Less: provisions for losses	14,540	—	(315)	14,225	64,723	78,948

Net interest income after provisions for losses	505,865	(3,888)	(187)	501,790	(250,950)	250,840
Fee income	—	82,589	25,686	108,275	—	108,275
Collections revenue	—	41,881	—	41,881	—	41,881
Other income	36,136	34	29,243	65,413	296,327	361,740
Operating expenses	140,592	67,496	63,314	271,402	16,011	287,413

Income (loss) before income taxes and minority interest in net earnings of subsidiaries	401,409	53,120	(8,572)	445,957	29,366	475,323
Income tax expense (benefit)(1)	148,522	19,654	(3,172)	165,004	11,569	176,573
Minority interest in net earnings of subsidiaries	928	1,199	—	2,127	108	2,235

Net income (loss)	$251,959	$32,267	$(5,400)	$278,826	$17,689	$296,515

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)	In the first quarter of 2006, the Company changed its method for allocating certain Corporate and Other expenses to the other business segments. All periods presented have been updated to reflect the new allocation methodology.

	Six months ended June 30, 2006
			Corporate	Total “Core		Total
	Lending	DMO	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$1,368,660	$—	$—	$1,368,660	$(733,070)	$635,590
Consolidation Loans	2,142,317	—	—	2,142,317	(479,391)	1,662,926
Private Education Loans	914,189	—	—	914,189	(439,140)	475,049
Other loans	46,848	—	—	46,848	—	46,848
Cash and investments	300,338	—	1,982	302,320	(81,556)	220,764

Total interest income	4,772,352	—	1,982	4,774,334	(1,733,157)	3,041,177
Total interest expense	3,562,895	10,622	2,623	3,576,140	(1,279,289)	2,296,851

Net interest income	1,209,457	(10,622)	(641)	1,198,194	(453,868)	744,326
Less: provisions for losses	134,829	—	(13)	134,816	(7,101)	127,715

Net interest income after provisions for losses	1,074,628	(10,622)	(628)	1,063,378	(446,767)	616,611
Fee income	—	181,773	60,163	241,936	—	241,936
Collections revenue	—	123,753	—	123,753	285	124,038
Other income	91,343	—	54,347	145,690	908,333	1,054,023
Operating expenses(1)	324,600	174,623	108,747	607,970	31,941	639,911

Income before income taxes and minority interest in net earnings of subsidiaries	841,371	120,281	5,135	966,787	429,910	1,396,697
Income tax expense(2)	311,308	44,504	1,899	357,711	161,162	518,873
Minority interest in net earnings of subsidiaries	—	2,445	—	2,445	—	2,445

Net income	$530,063	$73,332	$3,236	$606,631	$268,748	$875,379

(1)	Operating expenses for the Lending, DMO, and Corporate and Other Business segments include $18 million, $5 million, and $9 million, respectively, of stock-based compensation expense due to the implementation of SFAS No. 123(R) in the first quarter of 2006.

(2)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Six months ended June 30, 2005
			Corporate	Total “Core		Total
	Lending(2)	DMO(2)	and Other(2)	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$1,092,284	$—	$—	$1,092,284	$(663,041)	$429,243
Consolidation Loans	1,247,394	—	—	1,247,394	(184,544)	1,062,850
Private Education Loans	474,255	—	—	474,255	(217,830)	256,425
Other loans	40,199	—	—	40,199	—	40,199
Cash and investments	155,848	—	1,804	157,652	(41,358)	116,294

Total interest income	3,009,980	—	1,804	3,011,784	(1,106,773)	1,905,011
Total interest expense	1,991,103	7,956	2,771	2,001,830	(773,367)	1,228,463

Net interest income	1,018,877	(7,956)	(967)	1,009,954	(333,406)	676,548
Less: provisions for losses	69,502	—	(355)	69,147	56,324	125,471

Net interest income after provisions for losses	949,375	(7,956)	(612)	940,807	(389,730)	551,077
Fee income	—	168,341	58,226	226,567	—	226,567
Collections revenue	—	76,764	—	76,764	—	76,764
Other income	71,898	67	60,872	132,837	449,826	582,663
Operating expenses	274,777	131,412	114,510	520,699	29,005	549,704

Income before income taxes and minority interest in net earnings of subsidiaries	746,496	105,804	3,976	856,276	31,091	887,367
Income tax expense(1)	276,203	39,148	1,471	316,822	46,217	363,039
Minority interest in net earnings of subsidiaries	1,749	2,420	—	4,169	260	4,429

Net income (loss)	$468,544	$64,236	$2,505	$535,285	$(15,386)	$519,899

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

(2)	In the first quarter of 2006, the Company changed its method for allocating certain Corporate and Other expenses to the other business segments. All periods presented have been updated to reflect the new allocation methodology.

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income

(In thousands, except per share amounts)

	Quarters ended			Six months ended
		March 31,	June 30,	June 30,	June 30,
	June 30, 2006	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income(A)	$319,750	$286,881	$278,826	$606,631	$535,285
“Core Earnings” adjustments:
Net impact of securitization accounting	503,083	(62,061)	107,531	441,022	75,159
Net impact of derivative accounting	164,678	(38,817)	(10,989)	125,861	78,623
Net impact of Floor Income	(52,333)	(52,569)	(51,084)	(104,902)	(93,517)
Amortization of acquired intangibles	(18,158)	(13,913)	(16,092)	(32,071)	(29,174)

Total “Core Earnings” adjustments before income taxes and minority interest in net earnings of subsidiaries	597,270	(167,360)	29,366	429,910	31,091
Net tax effect(B)	(193,242)	32,080	(11,569)	(161,162)	(46,217)

Total “Core Earnings” adjustments before minority interest in net earnings of subsidiaries	404,028	(135,280)	17,797	268,748	(15,126)
Minority interest in net earnings of subsidiaries	—	—	(108)	—	(260)

Total “Core Earnings” adjustments	404,028	(135,280)	17,689	268,748	(15,386)

GAAP net income	$723,778	$151,601	$296,515	$875,379	$519,899

GAAP diluted earnings per common share	$1.61	$.34	$.66	$1.96	$1.15

(A) “Core Earnings” diluted earnings per common share	$.72	$.65	$.62	$1.37	$1.18

(B)	Such tax effect is based upon the Company’s “Core Earnings” effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

“Core Earnings”

In accordance with the Rules and Regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” reflect only current period adjustments to GAAP as described below. Accordingly, the Company’s “Core Earnings” presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and “Core Earnings” follows.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a Managed Basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our Managed Basis presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” reflect only current period adjustments to GAAP, as described in the more detailed discussion of the differences between GAAP and “Core Earnings” that follows, which includes further detail on each specific adjustments required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a Managed Basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP are excluded from “Core Earnings” and are replaced by the interest income, provisions for loan losses, and interest expense as they are earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a Managed Basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses arising primarily in our Lending business segment, and to a lesser degree in our Corporate and Other business segment, that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for “hedge treatment” under GAAP. Under “Core Earnings,” we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life. “Core Earnings” also exclude the gain or loss on equity forward contracts that under SFAS No. 133 are required to be accounted for as derivatives and marked-to-market through earnings.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we exclude such income from “Core Earnings” when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line on the income statement with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts’ realized gains or losses) in income.

4)	Other items: We exclude the amortization of acquired intangibles.